Schedule A

Trusts and Portfolios Covered by the Amended and Restated Sub-Advisory Agreement

between

Fidelity Management & Research Company LLC

and

Fidelity Management & Research (Hong Kong) Limited

Name of Entity	Name of Portfolio	Type of Fund	Effective Date
Fidelity Central Investment Portfolios II LLC	Fidelity Inflation-Protected Bond Index Central Fund	Fixed-Income	03/01/2024
Fidelity Central Investment Portfolios II LLC	Fidelity International Credit Central Fund	Fixed-Income	03/01/2024
Fidelity Central Investment Portfolios II LLC	Fidelity Investment Grade Bond Central Fund	Fixed-Income	03/01/2024
Fidelity Garrison Street Trust	Fidelity Education Fund	Fixed Income	03/01/2024
Fidelity Garrison Street Trust	VIP Investment Grade Central Fund	Fixed Income	03/01/2024
Fidelity Merrimack Street Trust	Fidelity AAA CLO ETF	Fixed Income	09/18/2025
Fidelity Merrimack Street Trust	Fidelity Corporate Bond ETF	Fixed Income	03/01/2024
Fidelity Merrimack Street Trust	Fidelity Investment Grade Bond ETF	Fixed Income	03/01/2024
Fidelity Merrimack Street Trust	Fidelity Investment Grade Securitized ETF	Fixed Income	03/01/2024
Fidelity Merrimack Street Trust	Fidelity Limited Term Bond ETF	Fixed Income	03/01/2024
Fidelity Merrimack Street Trust	Fidelity Low Duration Bond ETF	Fixed Income	03/01/2024
Fidelity Merrimack Street Trust	Fidelity Low Duration Bond Factor ETF	Fixed Income	03/01/2024
Fidelity Merrimack Street Trust	Fidelity Municipal Bond Opportunities ETF	Fixed Income	09/19/2024
Fidelity Merrimack Street Trust	Fidelity Systematic Municipal Bond Index ETF	Fixed Income	09/19/2024
Fidelity Merrimack Street Trust	Fidelity Total Bond ETF	Fixed Income	03/01/2024
Fidelity Revere Street Trust	Fidelity Cash Central Fund	Money Market	03/01/2024
Fidelity Revere Street Trust	Fidelity Municipal Cash Central Fund	Money Market	03/01/2024
Fidelity Revere Street Trust	Fidelity Securities Lending Cash Central Fund	Money Market	03/01/2024
Fidelity Revere Street Trust	Fidelity Tax-Free Cash Central Fund	Money Market	03/01/2024

Fidelity Management & Research Company LLC	Fidelity Management & Research (Hong Kong) Limited

By: /s/ Christopher J. Rimmer	By: /s/ Sharon LeCornu
Name: Christopher J. Rimmer	Name: Sharon LeCornu
Title: Treasurer	Title: Director